                                                                    EXHIBIT 5.01





                         [FENWICK & WEST LLP LETTERHEAD]



                                 August 6, 1997


Ocular Sciences, Inc.
475 Eccles Avenue
South San Francisco, CA  94080

Gentlemen/Ladies:

      At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about August 6, 1997 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 4,777,788 shares of your Common Stock (the "Stock") subject to issuance by you upon the exercise of (i) stock options granted by you under your 1989 Stock Option Plan, as amended (the "1989 Option Plan"), (ii) stock options, stock bonuses and restricted stock awards granted or to be granted by you under your 1997 Equity Incentive Plan (the "Incentive Plan"), (iii) stock options granted or to be granted by you under your 1997 Directors Stock Option Plan (the "Directors Option Plan") and (iv) purchase rights to be granted by you under your 1997 Employee Stock Purchase Plan (the "Purchase Plan") (collectively, with the 1989 Option Plan, Incentive Plan and Directors Option Plan, the "Plans").

      In rendering this opinion, we also have examined the following:

      (1)   the applicable prospectus associated with each of the Plans;

      (2) the minutes of meetings and actions by written consent of your stockholders and Board of Directors and the shareholders and Board of Directors of O.S.I. Corporation, your predecessor ("O.S.I."), that are contained in your minute books and the minute books of O.S.I. in our possession;

      (3) computer reports of stock options granted by O.S.I. in our possession, and a report of stock options issued by you and by O.S.I., prepared by you as of August 4, 1997 and provided to us;

      (4) your Registration Statement on Form S-1 (Registration Number 333-27421), together with copies of Exhibits 3.01-3.04, 10.01 and 10.03-10.05 filed therewith, as declared effective by the SEC on August 4, 1997;

      (5) your Registration Statement on Form 8-A (Commission File Number 000-22623), as declared effective by the SEC on July 28, 1997; and

      (6) a Management Certificate of even date herewith, duly executed and delivered by you.

      In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all persons and entities, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

      As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

      Based on the foregoing, it is our opinion that the 4,777,788 shares of the Stock that may be issued and sold by you upon, collectively, the exercise of the
(i) stock options granted under the 1989 Option Plan, (ii) stock options, stock bonuses or restricted stock awards granted or to be granted under the Incentive Plan, (iii) stock options granted or to be granted under the Directors Option Plan, and (iv) purchase rights to be granted under the Purchase Plan, each when issued and sold in the manner referred to in the applicable Plan and the applicable prospectus associated with such Plan, will be validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

      This opinion speaks only as of its date and is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.


                                 Very truly yours,


                                 /s/ Fenwick & West LLP
                                 ----------------------
                                 FENWICK & WEST LLP